UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2006

Coach Industries Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-19471	91-1942841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12330 SW 53rd Street, Suite 703 Cooper City, Florida	33330
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 602-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 1, 2006 the Registrant and its wholly-owned subsidiary, Subcontracting Concepts Inc. (the “Company”) signed an Exclusive Agency Agreement (the “Agreement”) with Creative Insurance Managers, Inc. (the “Agent”) pursuant to which the Agent agreed to act as the Company’s exclusive agent for brokerage, analysis and procurement of occupational accident, contract liability and worker’s compensation insurance in accordance with the Agreement.

The Agreement replaces a prior Exclusive Agency Agreement that was entered into on April 4, 2002. The initial term of the Agreement commenced on October 1, 2006 and will continue until April 30, 2007. Under the Agreement, the Agent is entitled to receive commissions pursuant to the underwriting carriers’ established rates, policies and practices. The Registrant believes that the commissions to be paid to the Agent are comparable to those paid to unaffiliated companies.

Robert Lefebvre, President of the Company and director of the Registrant, currently owns 33% of the Agent’s capital stock and serves as its Secretary and Treasurer. Under the previous Exclusive Agency Agreement, the total commission earned by the Agent from the Company’s premiums amounted to $690,000 for the year ended December 31, 2005 and $195,000 for the year ended December 31, 2004. Commissions payable to the Agent under the Agreement are projected to exceed $700,000 for the year ended December 31, 2006.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1        Exclusive Agency Agreement, dated October 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACH INDUSTRIES GROUP, INC.
(Registrant)

Date November 1, 2006

	By:	/s/ Steven H. Rothman
	Name:	Steven H. Rothman
	Title:	Chairman of the Board and Interim Chief Executive Officer